As filed with the Securities and Exchange Commission on December 28, 2001.
                                                      Registration No. 333-62280

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                            APROPOS TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

         ILLINOIS                                   36-3644751
         (State or Other Jurisdiction of         (I.R.S. Employer
         Incorporation or Organization)         Identification No.)

                           ONE TOWER LANE, 28TH FLOOR
                        OAKBROOK TERRACE, ILLINOIS 60181
                    (Address of Principal Executive Offices)

                           2000 Omnibus Incentive Plan
                            (Full Title of the Plan)
                                 KEVIN G. KERNS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           ONE TOWER LANE, 28TH FLOOR
                        OAKBROOK TERRACE, ILLINOIS 60181
                     (Name and Address of Agent For Service)

                                 (630) 472-9600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed
                                                 Proposed Maximum         Maximum
 Title of Securities to be     Amount to be     Offering Price Per   Aggregate Offering         Amount of
        Registered              Registered(1)        Share                Price             Registration Fee

Common Shares (par                  N/A(3)             N/A(3)                N/A(3)                N/A(3)
value $.01 per share)(2)
----------------------------
1    Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional common shares which may be issued if the anti-dilution provisions of the plan become operative.
2    Includes an indeterminate number of stock options related to the Common
     Shares to be issued under the plan, all of which are generally nontransferable.
3    Registration fee has already been paid.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on the 28th day of December, 2001.

                                      APROPOS TECHNOLOGY, INC.


                                      By   /s/ Kevin G. Kerns
                                           -------------------------------------
                                           Kevin G. Kerns
                                           Chief Executive Officer and President


                  Pursuant to the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of December, 2001.

         Signature                                                            Title

         /s/ Kevin G. Kerns                          Director, Chief Executive Officer and President
         -----------------------------------         (Principal Executive Officer)
         Kevin G. Kerns

         /s/ Francis J. Leonard                      Chief Financial Officer (Principal Financial and
         -----------------------------------         Accounting Officer)
         Francis J. Leonard

         /s/ Patrick K. Brady*                       Director
         -------------------------------
         Patrick K. Brady

         /s/ Keith L. Crandell*                      Director
         -------------------------------
         Keith L. Crandell

         /s/ Jaime W. Ellertson*                     Director
         -------------------------------
         Jaime W. Ellertson

         /s/ George B. Koch*                         Director
         -------------------------------
         George B. Koch

         /s/ Roger R. Nelson*                        Director
         -------------------------------
         Roger R. Nelson

*        BY:  /S/ KEVIN G. KERNS
              -----------------------------------------
              ATTORNEY-IN-FACT



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

                                  EXHIBIT INDEX

Exhibit Number                             Description
--------------                             -----------

       5                Opinion of McDermott, Will & Emery (including consent)



                                       4